EXHIBIT (a)(1)(M)

                                                      March 30, 2001

To:   Participants in the SCGroup Incorporated 401(k) Savings Plan

From: Jeffrey A. Klopf
      Roxanne Cox

Re:   Tender Offer

            As you know, on March 19, 2001, Security Capital Group Incorporated (the "Company" or "Security Capital") initiated a tender offer (the "Offer") to purchase up to 9,302,326 shares of its Class B Common Stock (the "Shares"). As a participant in the Security Capital Group Incorporated 401(k) Savings Plan (the "401(k) Plan") who has invested your own contributions in the Security Capital Group Employer Stock Fund (the "Stock Fund"), you are being asked to provide direction on how to respond to the tender offer, as explained more fully below.

            This memorandum and the enclosed materials contain detailed information about the Offer. Also enclosed are a Direction Form and a Reinvestment Form for you to use to direct Reliance Trust Company, the trustee of the 401(k) Plan ("Reliance"), whether to tender Shares attributable to your own contributions in the 401(k) Plan and if so, in what Plan investment to invest any proceeds received from the tender.

            QUESTIONS?  If you have any questions about this memorandum or the
            ----------
enclosed materials, please contact Roxanne Cox of your Human Resources Department at (915) 877-6419 or rcox@securitycapital.com.

--------------------------------------------------------------------------------
| IF YOU WANT NOT TO HAVE THE SHARES HELD IN THE 401(k) PLAN THAT ARE          |
|             ---                                                              |
| ATTRIBUTABLE TO YOUR OWN CONTRIBUTIONS TENDERED IN THE OFFER, YOU MUST CHECK |
|                                                                   ----       |
| BOX 1 ON THE ENCLOSED DIRECTION FORM AND COMPLETE AND DELIVER THE DIRECTION  |
| FORM BEFORE THE DEADLINE, AS EXPLAINED BELOW. IF YOU DON'T DELIVER A         |
| DIRECTION FORM BEFORE THE DEADLINE, THE DECISION WHETHER OR NOT TO TENDER    |
| THESE SHARES WILL BE MADE FOR YOU BY THE INDEPENDENT FIDUCIARY.              |
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
| IMPORTANT DEADLINE:  YOUR DIRECTION FORM AND REINVESTMENT FORM MUST BE       |
| ------------------                                                           |
| RECEIVED BY EQUISERVE, THE TABULATION AGENT FOR RELIANCE, NOT LATER THAN     |
| 12:00 MIDNIGHT, NEW YORK TIME, ON TUESDAY, APRIL 10, 2001.                   |
--------------------------------------------------------------------------------


            Note that if the Offer is extended, this deadline may be extended. You will be notified of any extension of this deadline.

EFFECT OF THE OFFER ON 401(k) PLAN SHARES
-----------------------------------------

            The portion of the Shares held by the Plan as of March 29, 2001 that is attributable to contributions made by you in the Stock Fund is referred to in this memorandum and the Direction Form as "your 401(k) Plan Shares." THE NUMBER OF YOUR 401(k) PLAN SHARES, WHICH WAS DETERMINED AS OF MARCH 29, 2001, IS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE MAILING LABEL OF THE ENVELOPE IN WHICH THIS LETTER WAS SENT. THIS NUMBER DOES NOT INCLUDE SHARES IN YOUR ACCOUNT THAT ARE ATTRIBUTABLE TO EMPLOYER MATCHING CONTRIBUTIONS.

            Plan participants who have elected to invest their own contributions in the Stock Fund may provide direction on how to respond to the Offer with respect to the portion of the Stock Fund attributable to their contributions. Only Reliance, as trustee of the Plan, can tender your 401(k) Plan Shares in the Offer, but you have the right to direct Reliance whether or not to tender some or all of your 401(k) Plan Shares, and at which price or prices that tender should be made. You must do so by filling out the attached Direction Form, following the instructions provided below. STATE STREET BANK AND TRUST COMPANY ("STATE STREET"), AN INDEPENDENT FIDUCIARY HIRED BY THE COMPANY TO ACT IN THE BEST INTERESTS OF ALL 401(k) PLAN PARTICIPANTS, WILL THEN REVIEW ALL DIRECTION FORMS TO ENSURE THAT FOLLOWING THE DIRECTIONS IS IN THE BEST INTERESTS OF YOU AND THE OTHER 401(k) PLAN PARTICIPANTS, AND COMPLIES WITH APPLICABLE LAW.

            YOU MAY NOT DIRECT WHETHER SHARES IN YOUR ACCOUNT ATTRIBUTABLE TO EMPLOYER MATCHING CONTRIBUTIONS ARE TENDERED; INSTEAD, THAT DECISION WILL BE MADE BY STATE STREET, AS AN INDEPENDENT FIDUCIARY.

            We have enclosed with this memorandum a copy of the Company's Offer to Purchase dated March 19, 2001 and the related Letter of Transmittal, which have been sent to all shareholders. These materials explain the Offer in detail, and you should review them carefully before completing the enclosed Direction Form. (Your 401(k) Plan Shares are not eligible for the preferential treatment of holders of fewer than 100 Shares, as described in Section 1 of the Offer to Purchase, regardless of the number of your 401(k) Plan Shares.)

            As explained in the Offer to Purchase, each shareholder is asked to indicate the price or prices between $18.50 and $21.50 at which he or she is tendering his or her shares. Therefore, if you direct Reliance to tender any of your 401(k) Plan Shares, you must also indicate to Reliance, on the Direction Form, at what price or prices Reliance should tender your 401(k) Plan Shares. Note that all shares actually purchased by the Company will be purchased for the same price.

            IF YOU DO NOT SEND IN A DIRECTION FORM, OR IF YOUR DIRECTION FORM IS EITHER NOT PROPERLY COMPLETED OR NOT RECEIVED BY EQUISERVE BY THE DEADLINE EXPLAINED ABOVE, YOUR INTEREST IN THE STOCK FUND WILL BE TREATED AS "UNDIRECTED," WITH THE CONSEQUENCE THAT YOUR 401(k) PLAN SHARES WILL BE TENDERED, OR NOT TENDERED, AT THE DISCRETION OF STATE STREET, THE INDEPENDENT FIDUCIARY HIRED BY THE COMPANY.

            NEITHER RELIANCE NOR SECURITY CAPITAL NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION TO YOU ABOUT HOW TO RESPOND TO THE OFFER AND FILL OUT YOUR DIRECTION FORM. YOU MUST MAKE YOUR OWN DECISION.

EFFECT OF YOUR DIRECTION FORM
-----------------------------

            In directing Reliance as to whether and at what prices to tender your 401(k)

Plan Shares, you will be acting as a named fiduciary for yourself.

            Although you are being asked to direct Reliance to indicate the prices at which to tender your 401(k) Plan Shares, Reliance will not do so if State Street determines that following your directions is not prudent and in your best interests or does not comply with applicable law. Therefore, when EquiServe provides State Street with the tabulation of all instructions received from participants, before it follows those instructions, State Street will determine the market value of the Shares at that time (the "Market Price"), and may adjust your directions as follows:

           o If the Market Price is greater than the price at which you directed that your 401(k) Plan Shares be tendered but is between $18.50 and $21.50 (the range of prices that the Company has offered to pay in the Offer), your directions regarding the number of your 401(k) Plan Shares to be tendered will be followed, but the price will be increased to the Market Price. This may result in some or all of your 401(k) Plan Shares not being purchased by Security Capital.

           o If the Market Price is greater than $21.50 (the maximum price the Company has offered to pay in the Offer), then even if you have directed that your 401(k) Plan Shares be tendered in the Offer, neither your 401(k) Plan Shares nor any other 401(k) Plan Shares will be tendered.

           o If the Market Price is lower than the price at which you have directed your 401(k) Plan Shares to be tendered, your direction both as to the number of your 401(k) Plan Shares to be tendered and as to the price will be followed.

           o However, no matter what the Market Price is, State Street will not follow your directions if it determines that doing so would violate applicable law.

PROCEEDS OF THE OFFER; END OF FREEZE ON STOCK FUND
--------------------------------------------------

            If any of your 401(k) Plan Shares are purchased by Security Capital in the Offer, YOU WILL NOT RECEIVE ANY CASH PROCEEDS DIRECTLY. Rather, the proceeds will be reinvested in then 401(k) Plan investment that you select on the enclosed Reinvestment Form. If any Shares held in the 401(k) Plan attributable to employer matching contributions are purchased by Security Capital in the Offer, the proceeds will be reinvested in the Stock Fund.

            After this reinvestment process is completed, the previously announced freeze of redemptions from the Stock Fund will end.

CONFIDENTIALITY OF DIRECTIONS
-----------------------------

   Your decision about how to instruct Reliance must, by law, be kept confidential from Security Capital. Your individual decision will be known to EquiServe, which will be tabulating the results, MFS Corporate Plan Services, the recordkeeper of the 401(k) Plan, and State Street. However, these entities will NOT make that information available to Security Capital.

HOW TO FILL OUT AND SEND IN THE DIRECTION FORM AND THE REINVESTMENT FORM
------------------------------------------------------------------------

            The enclosed Direction Form and Reinvestment Form should be completed and returned to EquiServe. The number of 401(k) Plan Shares that are allocated to you as of March 29, 2001 is indicated in the upper right hand corner of the mailing label of the envelope in which this letter was sent.

            To properly complete the Direction Form and the Reinvestment Form, you must do the following:

      (1) On the face of the Direction Form, check Box 1, 2 or 3. CHECK ONLY ONE BOX ON EACH DIRECTION FORM.

           o CHECK BOX 1 IF YOU DO NOT want your 401(k) Plan Shares tendered for sale in accordance with the terms of the Offer.

           o CHECK BOX 2 IF YOU DO want to have some or all of your 401(k) Plan Shares tendered for sale in accordance with the terms of the Offer and you want the Shares tendered AT A PRICE TO BE DETERMINED BY YOU. Complete the table immediately below Box 2.

                >> Specify the number (in whole numbers) of your 401(k) Plan Shares that you want tendered at each price indicated.

                >> Leave a line blank if you want none of your 401(k) Plan Shares tendered at that price.

                >> The total number of your 401(k) Plan Shares that you instruct Reliance to tender may not exceed the total number of your 401(k) Plan Shares, but it may be fewer than the total number; if it is fewer, you will be deemed to have instructed that the balance of your 401(k) Plan Shares NOT be tendered.

           o CHECK BOX 3 IF YOU DO want to have some or all of your 401(k) Plan Shares tendered for sale in accordance with the terms of the Offer and you want the Shares tendered AT THE PRICE DETERMINED UNDER THE OFFER. Fill in the number of 401(k) Plan Shares that you want tendered in Box 3.

                >> Specify the number (in whole numbers) of your 401(k) Plan Shares that you want tendered.

                >> By selecting Box 3, you have elected to accept the per-Share purchase price resulting from the Dutch Auction tender process, which will result in receiving a price per share as low as $18.50 or as high as $21.50.

                >> The total number of your 401(k) Plan Shares that you instruct be tendered may not exceed the total number of your 401(k) Plan Shares, but it may be fewer than the total number; if it is fewer, you will be deemed to have instructed that the balance of your 401(k) Plan Shares NOT be tendered.

      (2) Date and sign the Direction Form in the space provided.

      (3) On the Reinvestment Form, indicate the 401(k) Plan investment in which you wish to invest proceeds from the sale of your 401(k) Plan Shares tendered at your direction. If you do not select an investment, proceeds will be reinvested in the Stock Fund. IF YOU DIRECT THAT YOUR 401(k) PLAN SHARES NOT BE TENDERED, YOU DO NOT NEED TO FILL OUT THE REINVESTMENT FORM.

      (4) Date and sign the Reinvestment Form in the space provided.

      (5) Return the Direction Form and the Reinvestment Form to EquiServe so that they are RECEIVED by EquiServe not later than 12:00 Midnight, New York time, on TUESDAY, APRIL 10, 2001, or an extended deadline date if you are notified of an extension. You may send the Direction Form and the Reinvestment Form to EquiServe in any of the following ways:

                >>   By regular mail, in the enclosed return envelope

                >> By Federal Express or other overnight courier service, sent to EquiServe, Attn: Corporate Actions, 40 Campanelli Drive, Braintree, MA, 02184

                >>   By fax, to (781) 575-4826.  You may call (781) 575-4816 to confirm that the fax has been received.

      IF YOU DO NOT PROPERLY COMPLETE ALL REQUIRED INFORMATION ON THE DIRECTION FORM, OR IF IT IS NOT ACTUALLY RECEIVED BY EQUISERVE BY THE DEADLINE, YOU WILL BE TREATED AS HAVING FAILED TO DIRECT WHETHER YOUR 401(k) PLAN SHARES BE TENDERED AND STATE STREET WILL MAKE THE DECISION WHETHER AND AT WHAT PRICE OR PRICES YOUR 401(k) PLAN SHARES WILL BE TENDERED ON YOUR BEHALF. STATE STREET WILL ALSO MAKE THIS DECISION FOR ANY SHARES THAT ARE PURCHASED FOR YOUR ACCOUNT AFTER MARCH 29, 2001, AS WELL AS FOR ALL SHARES ATTRIBUTABLE TO EMPLOYER MATCHING CONTRIBUTIONS. IF YOU DO NOT SELECT AN INVESTMENT ON THE REINVESTMENT FORM, ANY PROCEEDS FROM THE OFFER WILL BE REINVESTED IN THE STOCK FUND.


CHANGING YOUR DIRECTION FORM
----------------------------

            Once your Direction Form has been received by EquiServe, the only way you can change or revoke it is to complete a new Direction Form and make sure it is received by

EquiServe before the deadline for directions. You can obtain a new Direction Form by calling Roxanne Cox in the Human Resources Department at (915) 877-6419 or rcox@securitycapital.com. Your new Direction Form must include your name, address and Social Security number in order to be effective. EquiServe will treat the most recent properly completed Direction Form that it receives from you before the deadline as your Direction Form, and will ignore any earlier Direction Forms that it may have received from you. If you submit a new Direction Form, you must also submit a new Reinvestment Form.

SHARES REPRESENTING EMPLOYER MATCHING CONTRIBUTIONS
---------------------------------------------------

            You may not provide direction on whether Shares held in the Stock Fund attributable to employer matching contributions made to your account are to be tendered in the Offer. Instead, State Street will make that decision on your behalf. YOU MAY ONLY PROVIDE DIRECTION WITH RESPECT TO SHARES ATTRIBUTABLE TO YOUR OWN CONTRIBUTIONS THAT YOU HAVE ELECTED TO HAVE INVESTED IN THE STOCK FUND.


SHARES OWNED OUTSIDE THE 401(k) PLAN
------------------------------------

            If you hold Shares directly, outside the 401(k) Plan, you have received or will receive, under separate cover, Offer materials directly from Security Capital which can be used to tender Shares directly to Security Capital. THOSE OFFER MATERIALS ARE TO BE USED ONLY FOR THE SHARES YOU OWN OUTSIDE THE 401(k) PLAN; THEY CANNOT BE USED TO DIRECT RELIANCE TO TENDER OR NOT TO TENDER YOUR 401(k) PLAN SHARES.

MORE INFORMATION
----------------

            If you need more information about the procedure for responding to the Offer as to your 401(k) Plan Shares, please contact Roxanne Cox in the Human Resources Department at (915) 877-6419 or rcox@securitycapital.com. If you require additional information concerning the terms and conditions of the Offer, please call Georgeson Shareholder Communications, Inc., the information agent, at (800) 223-2064.

                                 DIRECTION FORM
                       FOR 401(K) PLAN SHARES RELATING TO
                           OFFER TO PURCHASE FOR CASH
              UP TO 9,302,326 SHARES OF ITS CLASS B COMMON STOCK BY
                       SECURITY CAPITAL GROUP INCORPORATED

--------------------------------------------------------------------------------
|                                     BOX 1                                    |
|                       DO NOT TENDER MY 401(k) PLAN SHARES                    |
|                                                                              |
|  [ ] By checking this Box, you direct that your 401(k) Plan Shares NOT be    |
|  tendered to Security Capital.                                               |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
|                                     BOX 2                                    |
|         TENDER MY 401(K) PLAN SHARES AT THE PRICE(S) SPECIFIED BELOW         |
|                                                                              |
|  [ ] By checking this Box, you direct the Trustee to tender the number of    |
|  your 401(k) Plan Shares at the price(s) indicated below.  The total number  |
|  of your 401(k) Plan Shares indicated below may not exceed 100% of your      |
| 401(k) Plan Shares. If the amount indicated below is less than the total | | number of your 401(k) Shares, you will be deemed to have instructed that the|
|  balance of your 401(k) Plan Shares NOT be tendered.                         |
|                                                                              |
|      PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED AND     |
|                 NUMBER OF SHARES TO BE TENDERED AT EACH PRICE                |
|                            USE WHOLE NUMBERS ONLY                            |
|                            ----------------------                            |
| _________  $18.50   _________ $19.30   _________ $20.10   _________ $20.90   |
| _________  $18.60   _________ $19.40   _________ $20.20   _________ $21.00   |
| _________  $18.70   _________ $19.50   _________ $20.30   _________ $21.10   |
| _________  $18.80   _________ $19.60   _________ $20.40   _________ $21.20   |
| _________  $18.90   _________ $19.70   _________ $20.50   _________ $21.30   |
| _________  $19.00   _________ $19.80   _________ $20.60   _________ $21.40   |
| _________  $19.10   _________ $19.90   _________ $20.70   _________ $21.50   |
| _________  $19.20   _________ $20.00   _________ $20.80                      |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
|                                     BOX 3                                    |
|     TENDER MY 401(k) PLAN SHARES AT THE PRICE DETERMINED UNDER THE OFFER     |
|                                                                              |
| [ ] By checking this Box, you direct that the indicated number of 401(k) | | Plan Shares be tendered at the purchase price determined by Security Capital| | in accordance with the terms of the Offer. This action could result in | | receiving a price per Share as low as $18.50. If the amount indicated below | | is less than the total number of your 401(k) Shares, you will be deemed to | | have instructed that the balance of your 401(k) Plan Shares NOT be tendered.|
|                                                                              |
|     __________________ Number of 401(k) Plan Shares to be tendered.          |
|                                                                              |
--------------------------------------------------------------------------------

   Name:
        -------------------------------     -----------------------------------
   Address:                                 Signature
           ----------------------------

   ------------------------------------

   Social Security Number:                  Dated:             , 2001
                          ---------------         ------------

                                REINVESTMENT FORM
                       FOR 401(k) PLAN SHARES RELATING TO
                           OFFER TO PURCHASE FOR CASH
              UP TO 9,302,326 SHARES OF ITS CLASS B COMMON STOCK BY
                     SECURITY CAPITAL GROUP INCORPORATED

--------------------------------------------------------------------------------
|                                                                              |
|                            INVESTMENT OF PROCEEDS                            |
|                                                                              |
| Invest the proceeds received from the sale of 401(k) Plan Shares tendered at| | my direction as follows. IF YOU DIRECT THAT YOUR 401(k) PLAN SHARES NOT BE |
|  TENDERED, YOU DO NOT NEED TO FILL OUT THIS REINVESTMENT FORM.               |
|                                                                              |
|                          PLEASE CHECK ONLY ONE BOX.                          |
|                                                                              |
|  [ ] Oppenheimer Quest  | [ ] Security Capital US  | [ ] Company Stock Fund  |
|      Balanced Value Fund|     Real Estate Fund     |                         |
|  [ ] PIMCO Total Return | [ ] MFS Strategic Growth | [ ] Conservative        |
|      Fund               |     Fund                 |     Portfolio Option    |
|  [ ] MFS Fixed Fund     | [ ] MFS Emerging Growth  | [ ] Moderate Portfolio  |
|                         |     Fund                 |     Option              |
|  [ ] MFS Value Fund     | [ ] American New         | [ ] Aggressive Portfolio|
|                         |     Perspective Fund     |     Option              |
|  [ ] Deutsche Equity    | [ ] Robertson Stephens   |                         |
|      500 Index          |     Emerging Growth Fund |                         |
--------------------------------------------------------------------------------

   Name:
        -------------------------------      -----------------------------------
                                             Signature

                                             Dated:             , 2001
                                                   ------------